[EXECUTION COPY]







                          PARTICIPATION AGREEMENT

                        dated as of April 29, 1996

                                   among

                        STRATOSPHERE GAMING CORP.,
                                as Lessee,

                         STRATOSPHERE CORPORATION,
                               as Guarantor,

                  FIRST SECURITY TRUST COMPANY OF NEVADA,
                not in its individual capacity, but solely
                           as Lessor and Trustee

                    THE PERSONS LISTED ON SCHEDULE II,
                                as Lenders,

                             BANK OF SCOTLAND,
                   FIRST INTERSTATE BANK OF NEVADA, and
                             SOCIETE GENERALE,
                               as Co-Agents,

                   CREDIT LYONNAIS, LOS ANGELES BRANCH,
                              as Lead Manager

                                    and

                     BA LEASING & CAPITAL CORPORATION,
                           as Arranger and Agent

               ---------------------------------------------

            Acquisition Financing for Equipment Associated with
            Stratosphere Casino and Hotel in Las Vegas, Nevada


                             TABLE OF CONTENTS

Section                                                                Page

                                 ARTICLE I

                                DEFINITIONS


                                ARTICLE II

         EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS

     2.1.  Effectiveness of Agreement. . . . . . . . . . . . . . . . . .  2
     2.2.  Advances. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     2.3.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     2.4.  Procedures for Advance; Use of Proceeds . . . . . . . . . . .  5
     2.5.  Postponement of Advance . . . . . . . . . . . . . . . . . . .  5
     2.6.  Obligations Several . . . . . . . . . . . . . . . . . . . . .  6
     2.7.  Timing of Advance to the Trustee and Payments to the Lenders.  6
     2.8.  Lenders' Instructions to Agent. . . . . . . . . . . . . . . .  7
     2.9.  Computations. . . . . . . . . . . . . . . . . . . . . . . . .  7
     2.10. Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     2.11. Legal and Tax Representation. . . . . . . . . . . . . . . . .  8
     2.12. Amortization Schedule . . . . . . . . . . . . . . . . . . . .  8
     2.13. Replacement of Equipment. . . . . . . . . . . . . . . . . . .  8
     2.14. The Account . . . . . . . . . . . . . . . . . . . . . . . . .  8
     3.1.  Advance Date. . . . . . . . . . . . . . . . . . . . . . . . .  9

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

     4.1.  Representations and Warranties of Lessee and the Guarantor. . 13
     4.2.  Representations and Warranties of Each Lender . . . . . . . . 20
     4.3.  Representations and Warranties of the Trustee . . . . . . . . 22
     4.4.  Representations and Warranties of the Agent . . . . . . . . . 24

                                 ARTICLE V

                      COVENANTS OF LESSEE AND PARENT

     5.1.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . 25
     5.2.  Consolidation, Merger, Sale, etc. . . . . . . . . . . . . . . 26
     5.3.  Corporate Existence.. . . . . . . . . . . . . . . . . . . . . 28
     5.4.  Ownership of Lessee.. . . . . . . . . . . . . . . . . . . . . 29
     5.5.  Liens.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.6.  Financial Covenant Compliance Certificates. . . . . . . . . . 29
     5.7.  Investigation by Governmental Authorities . . . . . . . . . . 30
     5.8.  Books and Records . . . . . . . . . . . . . . . . . . . . . . 30
     5.9.  Payment of Taxes, Etc.. . . . . . . . . . . . . . . . . . . . 30
     5.10. Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.11. Maintenance of Property, etc. . . . . . . . . . . . . . . . . 31
     5.12. Maintenance of Insurance. . . . . . . . . . . . . . . . . . . 32
     5.13. Change of Name or Principal Place of Business . . . . . . . . 32
     5.14. Financial and Other Information . . . . . . . . . . . . . . . 32
     5.15. Securities. . . . . . . . . . . . . . . . . . . . . . . . . . 35
     5.16. Financial Covenants . . . . . . . . . . . . . . . . . . . . . 35

                                ARTICLE VI

                     COVENANTS OF TRUSTEE AND LENDERS

     6.1.  Covenants of Trustee and the Lenders. . . . . . . . . . . . . 36
     6.2.  Restrictions On and Effect of Transfer. . . . . . . . . . . . 39
     6.3.  Participations. . . . . . . . . . . . . . . . . . . . . . . . 42
     6.4.  Required Transfers. . . . . . . . . . . . . . . . . . . . . . 43

                                ARTICLE VII

                             GENERAL INDEMNITY

     7.1.  General Indemnification . . . . . . . . . . . . . . . . . . . 43

                               ARTICLE VIII

                           GENERAL TAX INDEMNITY

     8.1.  General Tax Indemnity . . . . . . . . . . . . . . . . . . . . 47
     8.2.  Exclusions from General Tax Indemnity . . . . . . . . . . . . 48
     8.3.  Contests. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     8.4.  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     8.5.  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     8.6.  Withholding Tax Exemption . . . . . . . . . . . . . . . . . . 51


                                ARTICLE IX

                               MISCELLANEOUS

     9.1.  Survival of Agreements. . . . . . . . . . . . . . . . . . . . 52
     9.2.  No Broker, etc. . . . . . . . . . . . . . . . . . . . . . . . 52
     9.3.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     9.4.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 53
     9.5.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . 53
     9.6.  Headings, etc.. . . . . . . . . . . . . . . . . . . . . . . . 54
     9.7.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 54
     9.8.  Transaction Costs . . . . . . . . . . . . . . . . . . . . . . 54
     9.9.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . 55
     9.10. Successors and Assigns . . . . . . . . . . . . . . . . . . .  55
     9.11. Final Agreement. . . . . . . . . . . . . . . . . . . . . . .  55
     9.12. No Third-Party Beneficiaries . . . . . . . . . . . . . . . .  55
     9.13. Release of Lien. . . . . . . . . . . . . . . . . . . . . . .  55
     9.14. Reproduction of Documents. . . . . . . . . . . . . . . . . .  56
     9.15. Submission to Jurisdiction . . . . . . . . . . . . . . . . .  56
     9.16. Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . .  57
     9.17. Payments Set Aside . . . . . . . . . . . . . . . . . . . . .  57
     9.18. Trust Agreement. . . . . . . . . . . . . . . . . . . . . . .  57


Schedule I          --   Equipment
Schedule II         --   Lender Commitments
Schedule III        --   Notice Information, Funding Offices and Wire
                           Instructions
Schedule IV         --   Recordings, Filings and Registrations
Schedule V          --   Required Licenses
Schedule VI         --   Amortization Schedule
Schedule VII        --   Disclosure Schedule

Appendix 1          --   Definitions

Exhibit A           --   Form of Lease
Exhibit B           --   Form of Loan Agreement
Exhibit C           --   Form of Trust Agreement
Exhibit D           --   Form of Security Agreement
Exhibit E           --   Form of Guaranty
Exhibit F           --   Form of Subordination Agreement
Exhibit G           --   Form of Landlord Waiver and Consent
Exhibit H           --   Form of Advance Request
Exhibit I           --   Form of Bill of Sale
Exhibit J           --   Form of Certificate of Acceptance
Exhibit K           --   Form of Investor's Letter
Exhibit L           --   Form of Purchase Order Assignment
Exhibit M-1         --   Form of Opinion of Counsel for Lessee and
                            Guarantor
Exhibit M-2         --   Form of Opinion of Nevada Counsel to Lessee
Exhibit M-3         --   Form of Opinion of Special New York Counsel to Agent
Exhibit N           --   Form of Financial Covenant Compliance Certificate
Exhibit O           --   Form of Pricing Ratio Certificate




                          PARTICIPATION AGREEMENT


     This PARTICIPATION AGREEMENT (this "Agreement"), dated as of April 29, 1996, is entered into by and among STRATOSPHERE GAMING CORP., a Nevada corporation, as Lessee; STRATOSPHERE CORPORATION, a Delaware corporation, as Guarantor; FIRST SECURITY TRUST COMPANY OF NEVADA, a Nevada trust company, not in its individual capacity, except as expressly stated herein, but solely as Lessor and Trustee; the persons listed on Schedule II hereto, as Lenders; BANK OF SCOTLAND, FIRST INTERSTATE BANK OF NEVADA, and SOCIETE GENERALE, as Co-Agents; CREDIT LYONNAIS, LOS ANGELES BRANCH, as Lead Manager; and BA LEASING & CAPITAL CORPORATION, a California corporation, as Arranger and Agent.

                           W I T N E S S E T H:

     WHEREAS, pursuant to the terms of the Lease, Lessor will lease to Lessee, and the Lessee will lease from Lessor, the Equipment; and

     WHEREAS, pursuant to the Trust Agreement, Lessee will apply the Advance from the Trust to finance the acquisition of the Equipment subject to the terms of the Lease; and

     WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth (including Article III), to provide financing to Lessor in an aggregate principal amount not to exceed the Commitment Amount to fund payment of Equipment Costs; and

     WHEREAS, to secure such financing by the Lenders, Agent, on behalf of the Lenders, will have the benefit of a Lien from Lessor on all of Lessor's right, title and interest in and to the Equipment and other Collateral and an assignment of Lessor's rights in the Operative Documents; and

     WHEREAS, Lessee's obligations under the Operative Documents will be guaranteed pursuant to the terms of the Guaranty;

     NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS

     Unless the context shall otherwise require, capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Agreement.


                                ARTICLE II

         EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS

     SECTION 2.1. Effectiveness of Agreement. This Agreement shall become effective upon the happening of each of the following conditions (the "Closing Date"):

          (a) Authorization, Execution and Delivery of the Operative Documents. Each of the Operative Documents shall have been duly authorized, executed and delivered by each of the parties thereto, and shall be in full force and effect. No Default or Event of Default shall exist under any of the Operative Documents to which Lessee is a party (either before or after giving effect to the transactions contemplated by the Operative Documents).

          (b) Articles of Incorporation, Bylaws, Corporate Resolutions and Certificates of Good Standing. Agent shall have received from each of Lessee and the Guarantor:

               (i) certificates of existence and good standing issued by the Secretary of State of the State of Nevada with respect to Lessee and the Secretary of State of the State of Delaware with respect to the Guarantor, respectively, each dated within thirty Business Days of the Closing Date;

               (ii) copies of the respective articles of incorporation and by-laws certified to be true and correct by a Responsible Officer of each of Lessee and the Guarantor, respectively; and

               (iii) certificates of a Responsible Officer of each of Lessee and the Guarantor certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by Lessee and the Guarantor, respectively, of each Operative Document to which they are or will be a party, (B) the incumbency and signature of Persons authorized to execute and deliver such documents and agreements on behalf of Lessee and Guarantor, respectively and (C) the accuracy of all representations and warranties and absence of Defaults.

          (c) No Material Adverse Effect. Since December 31, 1995, there shall not have occurred any Material Adverse Effect.

          (d) Opinions of Counsel. Agents, Trustee and each Lender shall have received the legal opinions set forth below, each dated as of Closing Date and addressed to Agents, Trustee and each Lender:

               (i) from Maslon Edelman Borman Brand PLLP, counsel to Lessee and Guarantor, as to the matters set forth in the form of Exhibit M-1;

               (ii) from Schreck, Jones, Bernhard, Woloson & Godfrey, Nevada counsel to Lessee, as to the matters set forth in the form of Exhibit M-2; and

               (iii) from Mayer, Brown & Platt, special New York counsel to Agent, as to matters set forth in the form of Exhibit M-3.

          (e) Financial Statements. Agent shall have received (with copies for Trustee and each Lender) copies of the audited consolidated financial statements of the Parent and its consolidated Subsidiaries for the last fiscal year ended December 31, 1995, together with a statement or certificate from the controller, treasurer or chief financial officer of the Parent to the effect that (i) such financial statements are true, complete and correct, (ii) the financial condition of the Parent and its consolidated Subsidiaries has not materially adversely changed since the date of such financial statements and (iii) no other event affecting the Parent and its consolidated Subsidiaries shall have occurred since the date of such financial statements which could reasonably be expected to have a Material Adverse Effect.

          (f) Indenture, etc. Agent shall have received (with copies for Trustee and each Lender) true and correct copies of (i) the Indenture, (ii) the Notes Completion Guaranty and (iii) the Standby Equity Commitment Agreement, together with all exhibits and schedules and all amendments and modifications to each of the foregoing documents. In addition, Agent shall have received a certificate of a Responsible Officer of the Parent and GCI certifying that the Standby Equity Commitment Agreement is and shall continue to be in full force and effect.

          (g) Purchase Order Assignment. Agent shall have received (with copies for Trustee and each Lender) (i) an assignment transferring all of Parent's right, title and interest in certain purchase orders to Lessee, and (ii) a Purchase Order Assignment, fully executed by Lessee and Lessor.

          (h) Recordation. Agent shall have received evidence satisfactory to the Lenders that the Uniform Commercial Code financing statements with respect to the Collateral shall have been or are being filed with the appropriate Governmental Authorities.

          (i) Payment of Fees. Trustee and each Lender shall have received payment of all fees which are due and payable on the Closing
     Date pursuant to this Agreement, the Arranger Fee Letter and the Co-Agents Fee Letter. Arranger shall have received payment of the Arrangement Fee. Arranger shall have received, for the account of each Co-Agent, payment of the Co-Agents Fee.

     SECTION 2.2. Advances. Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of the Advance Request, on the Advance Date each Lender shall finance a portion of the applicable Advance by making a Loan to the Trustee (in accordance with the Trustee's payment instructions set forth on Schedule III) in an amount in immediately available funds equal to such Lender's Commitment Percentage of the aggregate amount of the Commitment Amount. Notwithstanding any other provision hereof, no Lender shall be permitted or required to fund any Loan to the extent that, after giving effect thereto, the aggregate amount advanced would exceed such Lender's Commitment, and the aggregate original principal amount of all Loans made since the Closing Date would exceed the Commitment Amount. No amounts paid or prepaid with respect to the Loans may be readvanced.

     SECTION 2.3. Notes. Each amount made available by a Lender pursuant to
Section 2.2 shall be evidenced by one or more Notes issued by the Trustee payable to the order of such Lender in a maximum principal amount equal to such Lender's Commitment and shall be repayable in accordance with the terms of the Loan Agreement.

     SECTION 2.4.  Procedures for Advance; Use of Proceeds.

          (a) Request. With respect to the funding of the Advance, Lessee shall deliver to Trustee, Agent and the Lenders, not later than 12:00 noon, Las Vegas, Nevada time, three Business Days prior to the proposed Advance Date, an irrevocable written notice substantially in the form of Exhibit H (an "Advance Request"), specifying (i) the proposed Advance Date, (ii) the total Equipment Cost, including Charges therefor, and (iii) the invoice charges of each item of Equipment.

          (b) Funding. On the scheduled Advance Date, upon (i) receipt by Trustee of all amounts to be paid by the Lenders pursuant to Section 2.2 and (ii) satisfaction or waiver of each of the applicable conditions set forth in Section 3.1, (A) Lessor shall purchase, and Lessee, or a vendor shall deliver a bill of sale conveying to Lessor, as collateral security, all of such Person's right, title and interest in the Equipment described in the Advance Request, and (B) in consideration therefor, Trustee shall pay, from funds made available by the Lenders pursuant to Section 2.2 and the Loan Agreement, the amount specified in the Advance Request in immediately available funds remitted by wire transfer to the Persons therein listed.

          (c) Number and Dates of Advances. There shall be one Advance which shall be made no later than 1:00 p.m., Las Vegas, Nevada time, on May 31, 1996, and no Advance may occur following suspension of the Commitments.

          (d) Use of Proceeds. Proceeds from all Loans shall be used solely for the purpose of funding Equipment Costs.

          (e) Interest Rate. Each determination of an Interest Rate pursuant to any provision of the Loan Agreement shall be conclusive and binding on the Trustee, the Lessee and the Lenders in the absence of manifest error.

     SECTION 2.5. Postponement of Advance. If the Lenders make a Loan requested pursuant to the Advance Request and the conditions precedent to such Advance have not been satisfied on the date specified in the Advance Request, the Lessee shall pay to the Trust Company, for the benefit of each Lender, interest on the amount funded by each Lender at a rate equal to the Assumed Rate for the period from the date of each such Advance to the date such Advance is returned to such Lender or such Advance Date shall have occurred, less any interest earned by the Trust Company on behalf of the Lenders by investing such funded amounts. Trust Company (or its assignee) shall not be required to invest such funds in interest-bearing investments, but Trust Company (or its assignee) shall upon direction of Lessee (or, if an Event of Default exists, the Required Lenders) invest such funds in Cash Equivalents to the extent it is practicably able to do so. Such interest shall be due and payable by the Lessee upon the occurrence of such Advance Date or upon return of such funds to the Lenders. Such payment of interest shall be an additional condition precedent to such Advance Date. If the Advance Date shall not have occurred by the third Business Day following the Advance Date in respect thereof, then all such interest shall be due and payable on such date, and the Trust Company shall refund to each Lender all amounts funded by such Lender and all accrued interest allocable to such Lender. No additional Advance Request shall be required if the Advance Date is postponed and thereafter consummated.

     SECTION 2.6. Obligations Several. The obligations of the Lenders hereto or elsewhere in the Operative Documents shall be several and not joint; and, except with respect to the Lessee and Guarantor in connection with the Guaranty and the other Operative Documents, no party shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

     SECTION 2.7. Timing of Advance to the Trustee and Payments to the Lenders.

          (a) Timing of Advances to Trustee. Subject to timely delivery of an Advance Request pursuant to Section 2.4(a) and the other terms and conditions of the Operative Documents, each Lender shall make its Commitment available to the Trust Company by 1:00 p.m., Las Vegas, Nevada time, on the requested Advance Date, and the Trust Company will forward any such amounts so received to the Lessee, not later than 4:00 p.m., Las Vegas, Nevada time, on such Advance Date.

          (b) Payments to Lenders. So long as there are obligations outstanding under the Operative Documents, Trustee has assigned all payments of Rent to the Agent pursuant to Section 2.1 of the Security Agreement, and Agent has appointed the Trust Company as its agent to receive such payments of Rent under Section 7.1 of the Loan Agreement. Any payments received by the Agent (or the Trust Company as agent to the Agent) from or on behalf of the Lessee not later than 10:00 a.m., Las Vegas, Nevada time, shall be paid by the Agent (or the Trust Company) to the Lenders in immediately available funds no later than 1:00 p.m., Las Vegas, Nevada time, on the same day, and any payments received by the Agent (or the Trust Company) from or on behalf of the Lessee after 10:00 a.m., Las Vegas, Nevada time, shall be paid by the Agent or the Trust Company to the Lenders as soon after receipt as practicable, but not later than 10:00 a.m., Las Vegas, Nevada time, on the next succeeding Business Day. Rent and all other payments due to Trustee, Agent or any Lender under the Operative Documents shall be paid in immediately available funds, at its respective office specified in Schedule III or at such other office as it may from time to time specify to the Trustee, Agent and Lessee in a notice pursuant hereto. All such payments shall be received by the Trustee (in its individual or trust capacity), the Agent or such Lender, as applicable, not later than 10:00 a.m., Las Vegas, Nevada time, on the date due. Funds received after such time shall for all purposes of the Operative Documents be deemed to have been received on the next succeeding Business Day.

          (c) Agency. So long as the Notes remain outstanding, Rent shall be paid to the Trust Company as agent for the Agent and as Trustee's assignee under the Operative Documents.

     SECTION 2.8. Lenders' Instructions to Agent. By making its Advance pursuant to Section 2.2, each Lender agrees that such act shall constitute, without further act, (i) evidence that the applicable conditions precedent set forth in
Article III have been satisfied or waived; provided that any Lender's failure to raise the issue of noncompliance with respect to any such condition as to any third party shall not be deemed to be a waiver of such condition unless such Lender shall have acknowledged such waiver in writing, and (ii) authorization and direction by such Lender to Agent to make a Loan pursuant to Section 2.3 of the Loan Agreement.

     SECTION 2.9.  Computations.

          (a) Determination of Interest. All computations of accrued amounts pursuant to the Operative Documents shall be made on the basis of actual number of days elapsed in a 360-day year or, in the case of the Alternate Base Rate or commitment fee, on the basis of actual number of days elapsed in a 365-day or 366-day year.

          (b) Dollars. All payments required to be made by the Lessee, the Trustee, or the Agent, including the Advance or any payment of Rent, shall be made only in Dollars in immediately available funds.

     SECTION 2.10. Fees. Lessee shall pay to the Agent, for the account of each Lender, a nonrefundable upfront fee in an amount equal to the fee set forth opposite such Lender's name on Schedule II payable upon the Closing Date. Lessee shall pay to Agent, for the account of each Co-Agent, the Co-Agents Fee.

     SECTION 2.11. Legal and Tax Representation. Lessee acknowledges and agrees that neither Agent, Arranger, Trustee nor any Lender has made any representation or warranty concerning the tax, accounting or legal characteristics of the Lease or any of the other Operative Documents, and that Lessee has obtained and relied on such tax, accounting and legal advice regarding the Lease and the other Operative Documents as it deems appropriate. Each of Trustee and each Lender acknowledges and agrees that it has obtained and relied on the Operative Documents and the various items delivered in connection therewith, and on such tax, accounting and legal advice regarding the Lease and the other Operative Documents as it deems appropriate.

     SECTION 2.12. Amortization Schedule. Schedule VI sets forth the mandatory principal amortization schedule for the Loans (the "Amortization Schedule"). Lenders will receive principal payments on each Scheduled Principal Payment Date so as to cause all of the Loans to amortize in an amount on each Scheduled Principal Payment Date equal to the product of (u) the percentage set forth opposite each Scheduled Principal Payment Date on the Amortization Schedule and
(v) Lessor's Cost. Each Note or the Notes will reflect mandatory principal amortization equal to the product of (w) such Lender's Commitment Percentage and
(x) the aggregate amount payable to the Lenders on such Payment Date pursuant to the preceding sentence.

     SECTION 2.13. Replacement of Equipment. Trustee and Agent shall release from the lien of the Security Agreement and the Lease items of Equipment which the Lessee has elected to replace under Section 7.3 or 9.1 of the Lease, upon satisfaction by Lessee of the conditions contained in Section 9.1(b) of the Lease.

     SECTION 2.14. The Account. Trustee shall establish and maintain (or cause to be established and maintained) with Trustee a deposit account (the "Account") in its name in favor of Agent into which proceeds of the Loan on the Advance Date shall be remitted upon satisfaction of the provisions of Section 3.1. Trustee shall release funds on deposit in the Account to the order of the Lessee, or to a vendor as directed by the Lessee, as the case may be, upon receipt of a certificate from the Lessee, dated the date of such requested release, stating that (i) the sum requested is required to pay, or reimburse the Lessee for, the invoices and purchase orders of the vendors identified in such certificate, together with copies of such invoices and purchase orders attached to such certificate and evidence satisfactory to the Agents of all amounts previously paid to any vendor identified in such certificate for which Lessee is requesting reimbursement and (ii) all of the statements contained in Section 3.1(b) are true and correct on and as of such date as though made on and as of such date, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. With respect to the final payment to each of International Game Technology, Otis Elevator Company and Premier Restaurant Equipment Company, Lessee shall attach to the certificate an executed release by such vendor addressed to Trustee stating that all amounts due and owing under the purchase order, invoice or purchase contract, as the case may be, have been paid in full. In the event of a dispute over payment of any amount owed under an invoice or purchase order referenced in such certificate, Trustee shall not release funds from the Account until such time as Lessee notifies Trustee of the resolution of such dispute. All funds deposited in the Account shall constitute Collateral.



                                ARTICLE III

                         CONDITIONS TO THE ADVANCE

     SECTION 3.1. Advance Date. The obligation of the Trustee and each Lender to perform their respective obligations on the Advance Date shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, Trustee and each Lender of the conditions precedent set forth in this Section 3.1 on or before the Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance).

          (a) Advance Request. With respect to the Advance, Agent, Trustee and each Lender shall have received, at least three Business Days before the Advance Date, a fully executed Advance Request duly executed by Lessee, in accordance with Section 2.4(a). Each of the delivery of the Advance Request and the acceptance by the Lessee of the proceeds of such Advance shall constitute a representation and warranty by Lessee that on the date of such Advance (both immediately before and after giving effect to such Advance and the application of the proceeds thereof) the statements made in Section 3.1(c) and in such Advance Request, are true and correct.

          (b) Accuracy of Representations and Warranties, No Default, etc. On the Advance Date, the following statements shall be true and correct:

               (i) All of the representations and warranties of the parties hereto contained herein and in each of the other Operative Documents are true and correct on and as of the Advance Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date; and

               (ii) Except as set forth in the Disclosure Schedule, no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Lessee and/or the Parent, threatened against the Lessee and/or the Parent or any other Guarantor which might have a Material Adverse Effect or which in the reasonable judgement of the Agent would or might, enjoin, prohibit, limit or restrain the making of the Advance.

          (c) Officer's Certificates. Agent shall have received (with copies for Trustee and each Lender) certificates of the Secretary or Assistant Secretary of Parent and the Lessee stating that all of the representations and warranties of such Person contained herein and in each of the other Operative Documents are true and correct on and as of the Advance Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

          (d) Gaming Permits. Lessee and Parent shall have obtained all Gaming Permits required for or in connection with the conduct of its gaming business and the conduct of games of chance at the Casino and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

          (e) Liquor Permits. Lessee and Parent shall have obtained all Liquor Permits required for or in connection with the operation and use of the Casino and the Resort and the Liquor Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Governmental Authority having or asserting jurisdiction over the Casino and/or the Resort.

          (f) Taxes. All Taxes other than Charges due and payable by Lessee on or prior to the Advance Date in connection with the execution, delivery, recording and filing of any of the Operative Documents, in connection with the filing of any of the financing statements or in connection with the consummation of any of the transactions contemplated hereby or by the Operative Documents shall have been paid in full.

          (g) Filings and Recordings. All filings, registrations and recordings set forth on Schedule IV shall have been made in the appropriate places or offices and all fees and taxes with respect to any recordings, filings or registrations made pursuant to this Section 3.1(h) shall have been paid in full, and satisfactory evidence thereof shall have been delivered to Trustee and Agent, or arrangements for such payment shall have been made to the satisfaction of Trustee and the Agents.

          (h) Searches. Agent shall have received a report, as of a current date, prepared by a search company reasonably satisfactory to the Agents, of judgment liens, tax liens, Uniform Commercial Code filings and other encumbrances of record with respect to Lessee and the Equipment with the applicable filing offices in the States of Delaware and Nevada, and such report shall show no Liens other than Permitted Liens.

          (i) Insurance. Agent shall have received (with copies for Trustee and each Lender) evidence of each of the insurance policies required to be maintained pursuant to the Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage, accompanied by affidavits, certificates, paid bills or other documents evidencing that all premium payments are current.

          (j) Governmental Approvals, Permits, Consents, etc. Agent shall have received copies of all material permits, approvals or consents by all Governmental Authorities required for or in connection with the use and operation of the Equipment and the transactions provided for in this Agreement which can be obtained as of the Advance Date, together with all supporting documents and materials reasonably requested by the Agent, the Trustee or any Lender, including a copy of each order or license issued by the Gaming Commission or the Liquor Authority, as then available or required by Applicable Laws, evidencing approval of all licenses necessary for the creation and continued existence of the Lessee as the operator of the Casino and of the Parent as the parent corporation of the Lessee.

          (k) Bill of Sale. Agent shall have received (i) a fully-executed Bill of Sale from Parent to Lessee and (ii) a fully executed Bill of Sale from Lessee to Trustee substantially in the form of Exhibit I with respect to the items of Equipment identified in such Advance Request.

          (l) Certificates of Acceptance. Lessee shall have delivered to Agent a fully-executed Certificate of Acceptance substantially in the form of Exhibit J with respect to each item of Equipment identified in such Advance Request.

          (m) Release of Lien. Lessee shall have delivered to Agent a fully-executed release of lien in recordable form with respect to the Indenture, together with executed copies of Uniform Commercial Code termination statements (Form UCC-3) sufficient to release the items of Equipment identified in such Advance Request and evidence such release.

          (n) Third Party Approvals. All third party approvals, necessary in the reasonable opinion of Agent for the operation and use of the Equipment and for Lessee to perform its obligations with respect to the Lease shall have been obtained.

          (o) Further Assurances, etc. Agents shall have received such other and further instruments, duly executed, acknowledged (if appropriate) and delivered, as Agents reasonably shall have requested in connection with the Advance and this Agreement.

          (p) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Lessee and Parent shall be satisfactory in form and substance to Agents and their counsel; Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as Agent or its counsel may reasonably request.

          (q) Transaction Costs. Lessee shall have paid all Transaction Costs invoiced three Business Days prior to the Advance Date to the parties to whom such Transaction Costs are payable (or shall have requested payment thereof or reimbursement therefor pursuant to the Advance Request). Such payment shall be made by wire transfer of immediately available funds.

          (r) Litigation. No law or regulation shall prohibit, and no order, judgement or decree of any Governmental Authority shall, and no action or proceeding shall be pending or threatened which in the reasonable judgement of the Agent would or might, enjoin, prohibit, limit or restrain the making of the Advance.

          (s) No Material Adverse Effect. Since December 31, 1995, there shall not have occurred any Material Adverse Effect.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. Representations and Warranties of Lessee and the Guarantor. Lessee and the Guarantor jointly and severally represent and warrant to each of the other parties hereto as follows:

          (a) Due Organization, etc. Each of Lessee and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and Delaware, respectively, and is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in all jurisdictions where failure to so qualify could reasonably be expected to have a Material Adverse Effect, and each has the requisite power and authority to execute, deliver and perform its respective obligations under each of the Operative Documents to which it is a party and each other agreement, instrument and document executed and delivered by it on the Advance Date in connection with or as contemplated by each such Operative Document. The "principal place of business" and "chief executive office" (as such terms are used in Section 9-103(3) of the UCC) of the Lessee is located at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104; and of the Guarantor is located at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

          (b) Authorization; No Conflict; No Approvals, Etc. The execution and delivery by each of the Lessee and the Guarantor of each of the Operative Documents to which it is a party, and the performance by each such Person of its respective obligations under such Operative Documents, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) contravene any Applicable Laws currently in effect applicable to or binding on it or the Equipment; (ii) violate any provision of its respective charter or bylaws; (iii) result in a breach of or constitute a default under (with or without the giving of notice or lapse of time or both) any indenture, mortgage, deed of trust, lease, loan or credit agreement, or any other agreement or instrument to which the Lessee or the Guarantor is a party or by which the Lessee or the Guarantor or their respective properties may be bound or affected, except for such breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect; or (iv) require any Governmental Approval by any Governmental Authority, except for
     (x) the filings and recordings listed on Schedule IV to perfect the rights of the Trustee, the Lenders and the Agent intended to be created by the Operative Documents and (y) the required licenses and approvals listed on
     Schedule V; and neither the Lessee nor the Guarantor is in default under or in violation of its respective charters or bylaws.

          (c) Enforceability. Each Operative Document to which the Lessee or the Guarantor is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) Litigation. Except as set forth on Schedule VII, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Lessee or the Guarantor, threatened against such Person or the Equipment or before any Governmental Authority (i) which challenges the validity of the Operative Documents to which such Person is a party or any action taken or to be taken pursuant to the Operative Documents to which such Person is a party, or (ii) which if adversely determined would have, individually or in the aggregate, a Material Adverse Effect.

          (e) Ownership. Parent has sole beneficial and record ownership, directly or indirectly, of 100% of the issued and outstanding capital stock of the Lessee. Except as set forth on Schedule VII, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other arrangements or commitments of any nature relating to any capital stock of the Lessee.

          (f) Financial Statements. The audited consolidated financial statements of the Parent and its consolidated Subsidiaries for the fiscal year ended December 31, 1995 fairly present the financial condition of the Parent and its consolidated Subsidiaries on such date, and the results of its consolidated operations for the period then ended, and there has been no Material Adverse Effect with respect to the Parent and its consolidated Subsidiaries since such date.

          (g) No Other Agreements. Neither the Lessee nor the Guarantor is a party to any agreement to sell any interest in the Equipment or any portion thereof (except as otherwise contemplated in the Operative Documents).

          (h) Compliance With Law. With respect to the Equipment and the operation of the Resort, (i) the Lessee and the Guarantor have at all times complied and are in compliance with all Applicable Laws, except for any violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          (i) Investment Company Act. Neither Lessee nor the Guarantor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (j) Public Utility Holding Company. Neither Lessee nor the Guarantor is subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (k) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment due any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Plan Termination Event has occurred with respect to any Plan or Multiemployer Plan. No member of the ERISA Group has any knowledge of any event that could result in a liability of any such member to the PBGC, whether under a Plan, a Multiemployer Plan, a Multiemployer Plan, or otherwise. There have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under
     Section 4068 of ERISA to attach to the material assets of the Lessee or its ERISA Affiliates. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement. No "Prohibited Transaction" within the meaning of Section 406 of ERISA exists or will exist upon the execution and delivery of this Agreement or any Operative Document with respect to any Plan or Benefit Arrangement.

          (l) Environmental Matters. There are no conditions existing currently which would be likely to subject the Trustee, the Agent, the Lenders or the Lessee, or the Guarantor to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response at or with respect to the Resort pursuant to Environmental Laws;
     (ii) neither the Lessee nor any Guarantor is a party to any litigation or administrative proceeding for which it has received service of process or other similar notification, and to the knowledge of the Lessee and the Guarantor, any litigation or administrative proceeding threatened against any of them, which asserts or alleges that the Lessee or the Guarantor, or the Resort has violated or is violating Environmental Laws with respect to the Resort or that the Lessee or the Guarantor is required to clean up, remove or take any remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials at or from the Resort; (iii) neither the Lessee nor the Guarantor is subject to any judgment, decree or order or citation arising out of Environmental Laws which relates to the Resort (or any interest therein); and (iv) neither the Lessee nor the Guarantor has been named or listed as a potentially responsible party by any governmental body in a manner arising under any Environmental Laws with respect to or which affects the Resort.

          (m) Subjection to Government Regulation. Except in the case of the ownership of, or the holding of an interest in, the Equipment following the exercise of remedies under the Lease, none of the Trustee, the Agent or any Lender will become subject to ongoing regulation of its operations by a Governmental Authority (excluding foreign Governmental Authorities) solely by reason of entering into the Operative Documents or the consummation of the transactions contemplated thereby. The exercise of remedies by the Trustee, any Agent or any Lender under any of the Operative Documents with respect to the Collateral will not require the approval of or filing with any Gaming Authority except as otherwise disclosed on Schedule V hereto.

          (n) Securities Laws. Neither the Lessee nor anyone authorized to act on its behalf has, directly or indirectly, offered or sold any interest in the Notes, the Equipment, the Lease or any of the Operative Documents in violation of Section 5 of the Securities Act or any state securities laws.

          (o) Federal Reserve Regulations. Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors). No part of the Advance will be used directly or indirectly for the purpose of purchasing or carrying any such margin stock, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose violative of or inconsistent with any of the provisions of Regulation G, T, U or X of the Board of Governors.

          (p) Taxes. Lessee and the Guarantor have filed all tax returns and reports required by law to have been filed by each of them and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on their books.

          (q) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Lessee and the Guarantor in writing to the Agent, the Trustee and the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Lessee and the Guarantor to the Agent, the Trustee and the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent, the Trustee and the Lenders, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

          (r) Licenses, Registrations and Permits. As of any date on which this representation is made, all licenses, registrations and permits (other than Gaming Permits and Liquor Permits) required of Lessee as of such date by any Governmental Authority having jurisdiction shall have been obtained for
     (i) the use and occupancy of the Resort, and (ii) the installation and operation of the Equipment on the Resort, except where the failure to obtain the same would not have, individually or the aggregate, a Material Adverse Effect.

          (s) Title to Property. Except as set forth on the Disclosure Schedule, Parent has good and marketable title to all of its material assets reflected on the financial statements delivered pursuant to Section 2.1(f), except for such material assets as have been disposed of in the ordinary course of business, and all such material assets are free and clear of any Lien, except as reflected in the financial statements and/or notes thereto or as otherwise permitted by the provisions hereof or under the Operative Documents, and except for Permitted Liens. Parent has such trademarks, trademark rights, trade names, trade name rights, franchises, copyrights, patents, patent rights and licenses as to allow it to conduct its business as now operated, without known conflict with the rights of others. Lessee has good and marketable title to the land and buildings constituting the Resort.

          (t) Insurance. Lessee has obtained or caused to be obtained insurance coverage covering the Equipment which meets in all respects the requirements of the Lease, and such coverage is in full force and effect. Lessee carries insurance with reputable insurers, or self-insures, in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

          (u) Defaults. Neither the Lessee nor the Guarantor is in default under any Operative Document, instrument evidencing any Debt, or under any material agreement relating thereto or any indenture, mortgage, deed of trust, security agreement, lease, franchise or other agreement or other instrument to which any such Person is a party or by which any such Person or any of its material assets is subject to or bound including the Indenture which would result in a Material Adverse Effect.

          (v) Solvency. The consummation by the Lessee or the Guarantor of the transactions contemplated by the Operative Documents did not and will not render the Lessee or the Guarantor insolvent, nor was it made in contemplation of the Lessee's or the Guarantor's insolvency; the value of the assets and properties of the of the Lessee and the Guarantor at fair valuation and at their then present fair salable value is and, after the transactions, will be greater than the respective total liabilities, including contingent liabilities, as they become due of the Lessee and the Guarantor; the property remaining in the hands of the Lessee and of the Guarantor was not and will not be an unreasonably small amount of capital.

          (w) Perfection of Security Interests. Upon the filing of an appropriate UCC Financing Statement with the Secretary of State of Nevada, the Secretary of State of Delaware and, together with a fixture filing in the office of the Recorder of Clark County, Nevada, Trustee, for the benefit of the Lenders, will have an enforceable, perfected first priority Lien of record in the Collateral granted pursuant to the Lease as against all Persons, including Lessee and its creditors.

          (x) Gaming Permits; Liquor Permits. All Gaming Permits and Liquor Permits required to be held by Lessee and the Guarantor for the conduct of its business as then conducted as of each date this representation is made are current and in good standing and upon the Casino Opening the Lessee and the Guarantor will hold all Gaming Permits and Liquor Permits necessary for the operation of the Casino and sale of alcoholic beverages at the Resort.

          (y) Location of Gaming Activities. No gaming activities requiring a Gaming Permit will be maintained on the Resort other than at a location that has obtained all requisite Gaming Permits.

          (z) No Change in Name or Entity. Lessee has not prior to the date of this Agreement, changed its name, or been the surviving entity of a merger or consolidation.

          (aa) Purchase Price. The fair market value of the items of Equipment accepted on the Advance Date is approximately equal to the invoice cost for the items of Equipment identified in such Advance Request plus the Charges properly attributable thereto.

     SECTION 4.2. Representations and Warranties of Each Lender. Each Lender represents and warrants, severally and only as to itself, to each of the other parties hereto as follows:

          (a) Due Organization, etc. It is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into and perform its obligations as a Lender under each Operative Document to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection therewith.

          (b) Authorization; No Conflict. The execution and delivery by it of, the consummation by it of the transactions provided for in, and the compliance by it with all the provisions of, each Operative Document to which it is or is to be a party as Lender have been duly authorized by all necessary corporate action on its part; and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it as Lender with any of the terms and provisions thereof (i) requires any approval of its stockholders or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes or will contravene any Applicable Laws currently in effect applicable to or binding on it (except no representation or warranty is made as to any Applicable Laws to which it or the Equipment, directly or indirectly, may be subject because of the lines of business or other activities of the Lessee) or (iii) results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement, other material agreement or instrument, corporate charter, by-laws or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected.

          (c) ERISA. It is purchasing its interest in the Note with assets that are either (i) not assets of any Plan or Benefit Arrangement (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code, or (ii) assets of any Benefit Arrangement (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code, but for which there is available an exemption from the prohibited transaction rules under Section 406(a) of ERISA and Section 4975 of the Code and such exemption is immediately applicable to each transaction contemplated by the Operative Documents to the extent that any other party to such transaction is a "party in interest" as defined in Section 3(14) of ERISA, or a "disqualified person" as defined in Section 4975(e)(2) of the Code, with respect to such plan assets.

          (d) Investment in Notes. It is acquiring the Note for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of all or any portion of its interest in its Note or other Operative Documents, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note, the Trust Estate (including the Equipment constituting a part thereof), the Collateral or the Lease to the registration requirements of Section 5 of the Securities Act. Subject to the foregoing, it is understood among the parties that the disposition of each Lender's property shall be at all times within its control.

          (e) Lessor Liens. The Equipment is free and clear of all Lessor Liens attributable to it.

     SECTION 4.3. Representations and Warranties of the Trustee. First Security Trust Company of Nevada, in its individual capacity ("Trust Company"), represents and warrants to each of the other parties hereto as follows:

          (a) Chief Executive Office. Trust Company's "chief executive office" and "principal place of business" as such terms are used in Section 9-103(3) of the UCC and the place where the documents, accounts and records relating to the transactions contemplated by the Operative Documents are kept is located in 530 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

          (b) Due Organization, etc. Trust Company is a trust company duly organized and validly existing in good standing under the laws of the State of Nevada and has full power and authority to execute, deliver and perform its obligations (i) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and (ii) as Trustee under the Trust Agreement, under this Agreement and each other Operative Document to which it is or will be a party as Trustee.

          (c) Due Authorization; Enforceability. The Operative Documents to which the Trust Company is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by or on behalf of the Trust Company (in its individual capacity) and are, or upon execution and delivery by the Trust Company will be, legal, valid and binding obligations of the Trust Company (in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

          (d) No Conflict. The execution and delivery by (i) the Trust Company, in its individual capacity, of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and (ii) the Trust Company, in its capacity as Trustee, of each Operative Document to which Trustee is or will be a party, are not and will not be, and the performance by the Trust Company, in its individual capacity or as Trustee, as the case may be, of its obligations under each are not and will not be inconsistent with the articles of association or by-laws of the Trust Company, do not and will not contravene any Applicable Laws of the United States of America or the State of Nevada relating to the banking or trust powers of the Trust Company, and do not and will not result in a breach of or constitute a default under (with or without the giving of notice or lapse of time or both) any indenture, mortgage, deed of trust, lease, loan or credit agreement or any other agreement or instrument to which the Trust Company is a party or by which it or its properties may be bound or affected.

          (e) No Approvals, etc. Neither the execution and delivery by Trustee in its individual capacity or as Trustee, as the case may be, of any of the Operative Documents to which it is a party requires any Governmental Approval by any Governmental Authority under any Applicable Laws of the United States of America or the State of Nevada relating to the banking or trust powers of the Trust Company.

          (f) Litigation. There is no action, proceeding or investigation pending or threatened against the Trust Company (in its individual capacity or as Trustee) which questions the validity of the Operative Documents or which is reasonably likely to result, individually or in the aggregate, in any material adverse effect on the ability of the Trust Company (in its individual capacity or as Trustee) to perform its obligations (in either capacity) under the Operative Documents to which it is a party.

          (g) Lessor Liens. The Equipment is free and clear of all Lessor Liens attributable to the Trust Company (in its individual capacity).

          (h) Securities Act. Neither the Trust Company (in its individual capacity or as Trustee) nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Notes, the Equipment or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

     SECTION 4.4. Representations and Warranties of the Agent. BA Leasing & Capital Corporation, in its individual capacity, hereby represents and warrants to each of the other parties hereto as follows:

          (a) Due Organization, etc. Agent is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is or will be a party.

          (b) Due Authorization; Enforceability. The Operative Documents to which the Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by the Agent, and are, or, upon execution and delivery will be, legal, valid and binding obligations of the Agent, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

          (c) No Conflict. Neither the execution and delivery by the Agent of the Operative Documents to which it is or will be a party, either in its individual capacity or as the Agent, or both, nor performance of its obligations thereunder in either such capacity, results in a breach of, or constitutes a default under (with or without the giving of notice or lapse of time or both), or violates the terms, conditions or provisions of: (i) the articles of incorporation of the Agent; (ii) any agreement, to which the Agent, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Agent, or both, is bound or affected, where such breach, default or violation would be reasonably likely to materially and adversely affect the ability of the Agent, either in its individual capacity or as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity or as Agent, or both; or (iii) any Applicable Laws of the United States of America or the State of New York relating to the banking or trust powers of the Agent, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of the Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party.

          (d) No Approvals, etc. No Governmental Approval by any Governmental Authority under any Applicable Laws of the United States of America or the State of New York relating to the banking or trust powers of the Agent is or will be required in connection with the execution and delivery by the Agent of the Operative Documents to which it is party or the performance by the Agent of its obligations under such Operative Documents.


                                 ARTICLE V

                      COVENANTS OF LESSEE AND PARENT

     SECTION 5.1. Further Assurances. Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any Lender, the Trustee or the Agent reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents to which it is a party and the transactions contemplated thereby. Parent, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by any Lender, the Trustee or the Agent in order to establish, preserve, protect and perfect the title of the Trustee to the Equipment and the Trustee's rights under this Agreement and the other Operative Documents and to perfect, preserve and protect the first and prior Lien of the Security Agreement on the Trust Estate in favor of the Agent for the Benefit of the Lenders. Without limiting the foregoing, the Parent shall furnish to each Lender, the Trustee and the Agent, annually commencing on the fifth anniversary of the Closing Date, an opinion of counsel with respect to the continued perfection of the security interests created pursuant to the Operative Documents.

     SECTION 5.2.  Consolidation, Merger, Sale, etc.

          (a) Subject to Section 5.4, Lessee (for purposes of this Section 5.2, the Lessee shall be referred to as the "Transferor") shall not consolidate with any Person, merge with or into any Person or convey, transfer or lease to any Person all or substantially all of its assets in any single transaction (or series of related transactions), unless, immediately after giving effect to such transaction, the conditions set forth in clauses (i) through (vii) shall have been satisfied:

               (i) the Person formed by such consolidation with or into which the Transferor shall be merged or the Person which shall acquire by conveyance, transfer or lease all or substantially all of the assets of the Transferor (the "Surviving Company") shall be a corporation that is organized under the laws of the United States of America, a state thereof or the District of Columbia;

               (ii) the Surviving Company (if other than Lessee) shall execute and deliver to each of the parties hereto an agreement, in form and substance reasonably satisfactory to the Lenders, the Trustee and the Agent, containing the assumption by the Surviving Company of the due and punctual payment, performance and observation of each obligation, covenant and agreement of the Transferor under this Agreement and each other Operative Document to which, immediately prior to such transaction, the Transferor was a party;

               (iii) no Lease Default or Lease Event of Default, shall have occurred or would occur as a result thereof;

               (iv) the title of the Trustee to the Equipment and the Trustee's rights under this Agreement and the other Operative Documents and the first and prior Lien granted to the Trustee in the Lease shall not be adversely affected;

               (v)  the Guaranty shall not be impaired in any respect;

               (vi) the Surviving Company (if other than the Lessee) shall have obtained all Gaming Permits necessary for the continued operation of the Casino and the Resort; and

               (vii) the Transferor shall have delivered to the Lenders, the Trustee and the Agent a certificate of a Responsible Officer of the Lessee and an opinion of counsel reasonably satisfactory to each such Person stating that such transaction complies with this Section 5.2(a), that all conditions to the consummation of such transaction have been fulfilled and that all Governmental Action required in connection with such transaction has been obtained, given or made.

          Upon the consummation of such transaction, the Surviving Company shall succeed to, and be substituted for, and may exercise every right and power of, the Transferor immediately prior to such transaction under this Agreement and each other Operative Document to which the Transferor was a party immediately prior to such transaction, with the same effect as if the Surviving Company had been named herein and therein. Notwithstanding the foregoing provisions of this Section 5.2, no conveyance, transfer or lease of all or substantially all of the assets of the Transferor shall release the Lessee or the Guarantor from its respective payment or other obligations under this Agreement or any other Operative Document without the written consent of the Trustee, the Agent and each Lender.

          (b) Parent shall not consolidate with any Person, merge with or into any Person or convey, transfer or lease to any Person all or substantially all of its assets in any single transaction (or series of related transactions), unless, immediately after giving effect to such transaction, the conditions set forth in clauses (i) through (vi) shall have been satisfied:

               (i) the Person formed by such consolidation with or into which the Parent shall be merged or the Person which shall acquire by conveyance, transfer or lease all or substantially all of the assets of the Parent (the "Surviving Company"), if other than the Parent immediately prior to such transaction, shall be a corporation, partnership, association or other business entity that is organized under the laws of the United States of America, a state thereof or the District of Columbia;

               (ii) the Surviving Company (if other than the Parent), immediately prior to such transaction, shall execute and deliver to each of the parties hereto an agreement, in form and substance reasonably satisfactory to the Lenders, the Trustee and the Agent, containing the assumption by the Surviving Company of the due and punctual payment, performance and observation of each obligation, covenant and agreement of the Parent under this Agreement and each other Operative Document to which, immediately prior to such transaction, the Parent was a party;

               (iii) no Lease Default or Lease Event of Default shall have occurred or would occur as a result thereof;

               (iv)  the Guaranty shall not be impaired in any respect;

               (v) the Surviving Company (if other than the Parent) shall have obtained all Gaming Permits, including a finding of suitability to own capital stock of Lessee, as then required by Applicable Law;

               (vi) the Parent shall have delivered to the Lenders, the Trustee and the Agent a certificate of a Responsible Officer of the Parent and an opinion of counsel reasonably satisfactory to each such Person stating that such transaction complies with this Section 5.2(b), that all conditions to the consummation of such transaction have been fulfilled and that all Governmental Action required in connection with such transaction has been obtained, given or made; and

               (vii) immediately after the consummation of such transaction, no Change of Control shall have occurred.

          Upon the consummation of such transaction, the Surviving Company shall succeed to, and be substituted for, and may exercise every right and power of, the Parent immediately prior to such transaction under this Agreement and each other Operative Document to which the Parent was a party immediately prior to such transaction, with the same effect as if the Surviving Company had been named herein and therein. Notwithstanding the foregoing provisions of this Section 5.2(b), no conveyance, transfer or lease of all or substantially all of the assets of the Parent shall release the Lessee from its payment or other obligations under this Agreement or any other Operative Document without the written consent of the Trustee, the Agent, and each Lender.

     SECTION 5.3. Corporate Existence. Subject to Section 5.2, each of the Parent and the Lessee shall at all times maintain its existence as a corporation in good standing under the laws of its respective jurisdiction of incorporation and shall use commercially reasonable efforts to preserve and keep in full force and effect its franchises material to its business.

     SECTION 5.4. Ownership of Lessee. Parent shall at all times maintain ownership of 100% of the issued and outstanding capital stock of the Lessee (including all rights to subscribe for, purchase (including by conversion of any other security) or otherwise acquire any such capital stock), free and clear of all Liens other than a pledge of the all of the issued and outstanding shares of capital stock of Lessee to the Indenture Trustee.

     SECTION 5.5. Liens. Neither the Lessee nor the Parent shall incur or suffer to exist any Lien on any of the Equipment or the Collateral other than Permitted Liens.

     SECTION 5.6.  Financial Covenant Compliance Certificates.

          (a) Annual Certificate. Within 90 days after the close of each fiscal year, the Lessee shall deliver to the Trustee, the Agent, and each Lender a certificate of the Lessee signed by a Responsible Officer of the Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement, the Lease and each other Operative Document to which the Lessee is a party and has made, or caused to be made under his or her supervision, a review of the transactions contemplated hereby and thereby and the condition of the Equipment during the preceding fiscal year, and that such review has not disclosed the existence during such fiscal year of any condition or event which constitutes a Lease Event of Default or Casualty (except as described therein), nor does the signer have knowledge, after due inquiry, of the existence as at the date of such certificate, of any condition or event which constitutes a Lease Default, a Lease Event of Default or Casualty or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action such Lessee has taken or is taking or proposes to take with respect thereto.

          (b) Financial Covenant Compliance Certificate. Within 45 days after the end of each fiscal quarter, Lessee shall deliver or cause to be delivered to Agent and Trustee a Financial Covenant Compliance Certificate (with appropriate insertions) of the Parent signed by a Responsible Officer of the Parent showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to Agent) compliance with the financial covenants set forth in Section 5.16 and any other related information requested by Agent.

          (c) Pricing Ratio Certificate. Within 15 Business Days after the end of each fiscal quarter, Lessee shall deliver or cause to be delivered to Agent and Trustee a Pricing Ratio Certificate of the Parent signed by a Responsible Officer of the Parent showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to Agent) the then effective Applicable Margin. If Lessee fails to deliver or cause to be delivered such Pricing Ratio Certificate on or before the dates such information is required to be delivered, then for purpose of Section
     2.6 of the Loan Agreement, the Applicable Margin shall be 2.75% for the Interest Period in which such Pricing Ratio Certificate was supposed to be delivered.

     SECTION 5.7. Investigation by Governmental Authorities. Lessee shall deliver to the Trustee, each Lender and to the Agent promptly upon the Lessee's receiving written notice of the intent by a Governmental Authority to (w) revoke, suspend, enjoin, restrict or modify any Gaming Permit or Liquor Permit necessary for the ownership or operation of the Casino or gaming operations in respect thereof, (x) take an action which would constitute a requisition of title to any of the Equipment, (y) investigate the Equipment for a material violation of any Applicable Laws with respect to the Equipment, including any Environmental Law, under which liability may be imposed upon the Trustee, any Lender, the Agent or the Lessee, or (z) investigate the Equipment (other than routine fire, life-safety and similar inspections) for any violation of Applicable Laws under which criminal liability may be imposed upon the Trustee, any Lender, Agent or the Lessee.

     SECTION 5.8. Books and Records. Lessee will, at all times maintain corporate books and records separate from those of any other Person in accordance with GAAP.

     SECTION 5.9. Payment of Taxes, Etc. Lessee shall pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, other than those arising from Permitted Liens;

     SECTION 5.10. Inspection. Lessee shall permit the Agent, the Trustee and the Lenders or any agents or representatives thereof annually (or upon demand during an Event of Default) to (upon reasonable notice) examine and make copies of and abstracts from the records and books of account of, the Lessee (except for any proprietary information which involves trade secrets of the Lessee) and to discuss the affairs, finances and accounts of the Lessee with any of its officers. Agent, Trustee, the Lenders and any agents or representatives thereof shall keep confidential and not disclose any confidential written information received from Lessee in connection with such inspections, subject to the Agent's, Trustee's or the Lenders' (a) obligation to disclose such information pursuant to an order under Applicable Laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to its bank examiners, Affiliates, auditors, counsel and other professional advisors but only on a need to know basis in connection with the Operative Documents and only if such Persons are similarly bound in a separate writing to the provisions of this Section 5.10, (c) right to disclose any such information in connection with any litigation or dispute involving the Parent and the Lessee or any of its Subsidiaries and Affiliates and (d) right to provide such information to participants to which sales of participating interests are permitted pursuant to this Participation Agreement and prospective assignees to which assignments of interest are permitted pursuant to this Participation Agreement, but only if such participant or prospective assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a "Lender" party hereto. Notwithstanding the foregoing, any such information supplied to a participant or prospective assignee under this Participation Agreement shall cease to be confidential information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge. Lessee shall upon reasonable notice from the Agent (except that no notice shall be required if an Event of Default has occurred and is continuing) permit the Agent, the Trustee and the Lenders and their respective authorized representatives to inspect the Equipment during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at the Resort. Annual inspections by the Agent and all inspections following the occurrence of Event of Default shall be conducted at the cost and expense of Lessee.

     SECTION 5.11. Maintenance of Property, etc. Lessee shall maintain and preserve all material assets used or useful in the conduct of its business in good working order and condition.

     SECTION 5.12. Maintenance of Insurance. Lessee shall maintain insurance coverage covering the Equipment which meets in all respects the requirements of
Article IX of the Lease, and such coverage shall remain in full force and effect. Without limiting the foregoing, Lessee shall carry insurance with reputable insurers, or self-insure, in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

     SECTION 5.13. Change of Name or Principal Place of Business. Lessee shall furnish to the Trustee, the Agent and the Lenders notice on or before the thirtieth day before any relocation of its chief executive office, principal place of business or the office where it keeps its records concerning its accounts or contract rights relating to the Equipment or the Equipment or Lessee changes its name, identity or corporate structure.

     SECTION 5.14. Financial and Other Information. Parent and the Lessee shall deliver to the Trustee, each Lender and the Agent the following financial and other information:

          (a) Audited Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and common shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, with such consolidated financial statements audited by independent public accountants of nationally recognized standing acceptable to the Agent, which such report shall be without qualifications other than qualifications acceptable to all Lenders, together with a certificate from such accountant containing a computation of, and showing compliance with, each of the financial ratios and levels contained in Section 5.16 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it.

          (b) Quarterly Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, the consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statement of operations and cash flows of the Parent and its consolidated Subsidiaries for the portion of the Parent's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter of, and the corresponding portion of the Parent's preceding fiscal year, all certified (subject, in the case of such quarterly financial statements, to normal year-end auditing adjustments) by the chief financial officer of Parent as to fairness of presentation and preparation in accordance with GAAP applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.14(a) (subject to such changes in accounting principles as shall be described in such certificate and shall have been approved in writing attached to such certificate by the Parent's independent accountants).

          (c) Pension Plan. If and when any member of the ERISA Group (1) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (2) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (3) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (4) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (5) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (6) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (7) fails to make any payment or contribution due any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Parent setting forth details as to such occurrence and action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take.

          (d) Default. As soon as possible and in any event within three Business Days after the occurrence of each Default or Event of Default under any Operative Document a statement of an officer of the Parent setting forth details of such Default or Event of Default and the action that the Parent proposes to take with respect thereto.

          (e) Condition. Promptly upon becoming aware thereof, written notice of any Material Adverse Effect.

          (f) Proceedings. Promptly upon becoming aware thereof, written notice of the commencement or existence of any proceeding against the Parent or any Affiliate of the Parent by or before any Governmental Authority that might, in the reasonable judgment of the Parent, result in a Material Adverse Effect.

          (g) Environmental. As soon as possible and in any event within ten days after the occurrence of any Environmental Violation or alleged Environmental Violation, a statement of an authorized officer setting forth the details of such violation or alleged violation and the action which the Parent proposes to take with respect thereto.

          (h) Security Reports. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, Form 10Qs of Parent shall have been delivered to Trustee (with copies for each Lender) and within 90 days after the end of each fiscal year of Parent, Form 10K of Parent shall have been delivered to the Trustee (with copies for each Lender).

          (i) Annual Projections. As soon as possible and in any event no later than 45 days after the commencement of each calendar year of the Parent, financial projections of Parent and its Subsidiaries for such calendar year setting forth, in reasonable detail, a statement, on a monthly basis, of the projected consolidated expenses and cash flows of Parent and its Subsidiaries.

          (j) Other Information. Promptly upon written request therefore, any other information in respect of the Parent or Lessee reasonably requested by the Agent.

     SECTION 5.15. Securities. Neither the Lessee nor the Parent, nor anyone authorized to act on behalf of any of them, will take any action which would subject the issuance or sale of the Notes, the Equipment or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases to the registration requirements of Section 5 of the Securities Act or any state securities laws.

     SECTION 5.16.  Financial Covenants.

          (a) Fixed Charge Coverage. Commencing with the first full fiscal quarter after the Casino Opening, Parent shall maintain a ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges, calculated as of the last day of each Computation Period ending on such date, of not less than 1.10:1.0.

          (b) Consolidated Net Worth. Consolidated Net Worth of the Parent shall not at any time be less than an amount equal to the sum of (x) the Consolidated Net Worth of the Parent for the fiscal year ended December 31, 1995 plus (1) 75% of Consolidated Net Income of the Parent beginning with the 1996 fiscal year, and calculated quarterly thereafter for each subsequent fiscal quarter, plus (2) 100% of the proceeds from the issuance by the Parent of an equity interest in the Parent or a Subsidiary to one or more Persons unaffiliated with Parent, or the Ownership Percentage Interest of the proceeds from the issuance by a Subsidiary of an equity interest in such Subsidiary to one or more Persons unaffiliated with the Parent. Any Consolidated Net Losses of Parent incurred in the 1996 fiscal year and thereafter shall not be subtracted in computing Consolidated Net Worth of Parent.

          (c) Consolidated Senior Debt/Consolidated Adjusted EBITDA Ratio. Commencing with the first full fiscal quarter after the Casino Opening, Parent shall maintain a ratio of Consolidated Senior Debt to Consolidated Adjusted EBITDA, calculated as of the last day of each Computation Period ending on such date, of not greater than the ratio set forth below:

                         Period                        Ratio

               Casino Opening through 12/31/96         3.50:1.0
               1/1/97 and thereafter                   3.00:1.0

          (d) For purposes of computing the financial covenants set forth in
     Section 5.16(a) and (c), acquisitions, dispositions and discontinued operations that have been made by Parent or any of its Consolidated Subsidiaries, including all mergers, consolidations and dispositions, during the Computation Period, shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the Computation Period in question.


                                ARTICLE VI

                     COVENANTS OF TRUSTEE AND LENDERS

     SECTION 6.1.  Covenants of Trustee and the Lenders.

          (a) Discharge of Liens. Each of the Lenders and the Trustee covenants as to itself, and not jointly with any other Lender, that it will not, directly or indirectly, create, incur, assume or permit to exist at any time, and will, at its own cost and expense, take such action as may be necessary to promptly discharge, or to cause to be discharged, any Lessor Liens attributable to it, and will indemnify the Trust Estate in the amount of any diminution of the value thereof and any costs and expenses associated therewith as a result of its failure to comply with its obligations under this Section 6.1(a). Notwithstanding the foregoing, none of the Lenders or the Trustee, as the case may be, shall be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any risk of invalidity or the loss of priority of the Lien of the Mortgage or any risk of the sale, forfeiture, foreclosure or loss of, and shall not interfere with the use or disposition of, any part of the Equipment, the Lease or the Trust Estate or title thereto or any interest therein or the payment of Rent; provided, however, that each Lender and the Trustee shall discharge any such Lessor Lien, whether or not subject to contest as provided above, upon the purchase of the Equipment by the Lessee pursuant to the Lease.

          (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Trustee to resign, or the Lenders' right under the Trust Agreement to remove the Trustee, the Trustee hereby agrees with the Lessee, the Lenders and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article IV of the Trust Agreement prior to the later of the Lease Termination Date or the payment in full of the obligations under the Notes, (ii) not to amend, supplement or otherwise modify or consent to any amendment, supplement or modification of any provision of the Trust Agreement prior to the Lease Termination Date in any manner which would have a Material Adverse Effect on the rights of any such party thereto, and (iii) to comply with all of the terms of the Trust Agreement applicable to it except for such nonperformance which would adversely affect such party.

          (c) Successor Trustee. Trustee or any successor may resign or be removed by the Lenders as Trustee, a successor Trustee may be appointed, and a corporation may become the Trustee under the Trust Agreement, only in accordance with the provisions of Article III of the Trust Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Trust Agreement, so long as no Event of Default shall be continuing, the appointment of a successor Trustee shall be subject to the consent of the Lessee (such consent is not to be unreasonably withheld or delayed). In addition, so long as there exists no Event of Default, Lessee or Parent may request Agent to remove the Trustee in accordance with Section 3.10 of the Trust Agreement. Upon receipt of such request, Agent shall survey the Required Lenders to determine whether to proceed to remove the Trustee. If the Required Lenders consent to such removal, the Trustee shall be removed in accordance with Section 3.10 of the Trust Agreement.

          (d) Indebtedness; Other Business. Trustee on behalf of the Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of the Lessee, the Agent and the Lenders, agrees to be bound by Section 1.2(b) of the Trust Agreement.

          (e) Change of Principal Place of Business. Trustee shall give prompt notice to the Lenders, the Lessee and the Agent if the Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Equipment or the transactions contemplated by the Operative Documents are kept, shall cease to be located at 530 Las Vegas Boulevard South, Las Vegas, Nevada 89101, or if it shall change its name, identity or corporate structure.

          (f) Loan Agreement. Trustee, Agent, Lessee, and each Lender hereby agrees that, so long as the Lease is in effect, the Trustee shall not consent to or permit any amendment of the terms and provisions of the Loan Agreement or any Note, whether or not any Lease Event of Default shall have occurred and be continuing, if any such amendment or action would have the effect of increasing the obligations of the Lessee or decreasing the rights of the Lessee, in each case without the prior written consent of the Lessee, except that without such consent, the Trustee may waive performance by the Agent of obligations to the Trustee the non-performance of which does not adversely affect the Lessee. Each Lender agrees to comply with
     Section 7.7 of the Loan Agreement.

          (g) Funding. Trustee shall give prompt notice to the Lenders, the Lessee and the Agent in the event any Lender does not fund the full amount to be funded by such Lender on the Advance Date as described in Article II.

          (h) Lease Financing Party Removal. If any of the Lessor, the Trustee, the Lenders, the Co-Agents, the Lead Manager, the Arranger or Agent (and any successors thereto) (each, a "Lease Financing Party") is found by any Gaming Authority to be unsuitable or unqualified for any license, registration, approval or finding of suitability to serve as Lessor, Trustee, Lender, Co-Agent, Lead Manager, Arranger or Agent, or otherwise to be associated with the Lessee or any Guarantor, or the Board of Directors of the Parent determines in its reasonable judgment that such Lease Financing Party's continued association with the Lessee or any Guarantor may result in (i) the disapproval, modification, or non-renewal of any contract under which the Parent or any Subsidiary thereof has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license, registration, approval, finding of suitability or franchise from any Gaming Authority held by the Parent or any Subsidiary thereof to conduct any portion of the business of Parent or any Subsidiary thereof, such Lease Financing Party agrees, upon receiving payment in cash in full of all outstanding principal amounts, accrued interest, fees and all other amounts payable to it under the Operative Documents, to cooperate with the Parent with respect to the assignment, sale or transfer of such Lease Financing Party's interest in the Operative Documents as Lessor, Trustee, Lender, Co-Agent, Lead Manager, Arranger or Agent, as appropriate, to a suitable party and complete such assignment, sale or transfer within thirty (30) days of a request by the Parent to do so (or such lesser period of time as required by any Gaming Authority).

          (i) Filings and Recordings. Agent, the Lenders and Trustee shall amend the UCC Financing Statements filed pursuant to Section 3.1(f) to more clearly identify the items of Equipment securing the obligations created under the Lease and other Operative Documents if (A) Lessee proposes to do another secured financing secured by similar type or types of Equipment and
     (B) Lessee requests in writing of Agent, the Lenders and Trustee that the description of the similar items of Equipment in the UCC Financing Statements, when it is practical to do so, be modified so that only items of Equipment subject to the Lease are covered by such UCC Financing Statements. When it is impractical to further identify the items of Equipment described in the UCC Financing Statements, the parties hereto will be under no obligation to modify such financing statements, although Lessee may propose, at its expense, that Agent, Trustee and Lenders enter into an intercreditor agreement or similar instrument with the proposed new secured creditor or creditors to facilitate the proposed secured financing.

     SECTION 6.2. Restrictions On and Effect of Transfer. No Lender shall assign and delegate all or any portion of its right, title or interest in, to or under any of the Operative Documents, its Commitment, the Loans or any Note, except that (x) any Lender may pledge, assign or grant a security interest in its interest to any Federal Reserve Board or any other central bank authority with respect to such Lender, (y) upon satisfaction of the conditions set forth in clauses (a) through (e) of this Section 6.2 any Lender may transfer all or any ratable portion of its interest to an Affiliate or to any other existing Lender or any Affiliate of such Lender and, upon compliance with any applicable provisions of Section 6.3(a), may sell, assign or otherwise transfer a participation in its interest in any of the foregoing; provided, that no Participating Entity (as hereinafter defined) shall become, by means of such transfer, a Lender under the Operative Documents, and the Lessee shall be entitled to continue to deal for all purposes under the Operative Documents exclusively with the Lender who has transferred such participation, and (z) any Lender may assign and delegate any ratable portion or all of such right, title and interest upon the satisfaction of each of the following conditions (which conditions will not be applicable to a transfer pursuant to clause (x) or (y) of this Section 6.2):

          (a) Required Notice and Effective Date. Any Lender desiring to effect a transfer of its interest shall give written notice of each such proposed transfer to the Parent, Lessee and the Agent at least seven (7) Business Days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage of interest to be retained by such Lender, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Trustee or Agent in connection with any such disposition by a Lender under this Section 6.2 shall be borne by such Lender. In the event of a transfer under this
     Section 6.2(a), any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lender, as they may determine, but shall not be considered costs and expenses which the Lessee is obligated to pay or reimburse under
     Section 9.8.

          (b) Assumption of Obligations. Any transferee pursuant to this Section
     6.2 shall have executed and delivered to the Agent and the Trust Company a letter in substantially the form of the Investor's Letter attached hereto as Exhibit K, and thereupon the obligations of the transferring Lender under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided,
     (i) the transferring Lender shall still be entitled to the benefit of
     Article VII, and (ii) the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Lender" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to this Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Lender" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Schedules I, II, and III to this Agreement, as applicable, shall be deemed to be revised to reflect the relevant information for such new Lender and the Commitment of such new Lender (and the revised Commitment of the transferor Lender if it shall not have transferred its entire interest).

          (c) Employee Benefit Plans. No Lender may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any Plan or Benefit Arrangement (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such Plan or Benefit Arrangement (or its related trust), within the meaning of Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which the Lessee or such Lender or any of their Affiliates is a party in interest within the meaning of ERISA Section 3(14) or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code.

          (d) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Lender may assign, convey or transfer its interest to any Person unless such Person shall have delivered to the Agent and the Lessee a certificate confirming the accuracy of the representations and warranties set forth in Section 4.3 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents).

          (e) Amounts. Any transfer of Notes shall be in a principal amount which is equal to or greater than $1,000,000, or, if less, the full amount of such Lender's Loan or Commitment.

          (f) Financial Condition of Transferee. So long as the Commitments are outstanding, no transfer by a Lender shall be effective against the other parties to this Agreement unless the transferee is (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $100,000,000, or (B) any subsidiary of such a bank or financial institution, provided that such bank or financial institution furnishes a guaranty with respect to the transferee's obligations as a Lender, or (C) any other entity, provided the transferee's obligations as a Lender are guaranteed by the transferor Lender.

          (g) Effect. From and after any transfer of its Notes, the transferring Lender shall be released, to the extent assumed by the transferee, from its liability and obligations hereunder and under the other Operative Documents relating to the Equipment to which such transferor is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by a Lender as above provided, any such transferee shall be deemed a "Lender" for all purposes of such documents and each reference herein to a Lender shall thereafter be deemed a reference to such transferee for all purposes, except as the context may otherwise require.

Notwithstanding any transfer pursuant to this Section 6.2, the transferor shall continue to be entitled to all benefits accrued and all rights vested prior to such transfer, including rights to indemnification under this Agreement or any other Operative Document.

     SECTION 6.3.  Participations.

          (a) Participations. Each Lender covenants and agrees that it will not grant participations in its Notes to any Person (a "Participating Entity") unless such Person (i) is a bank or other financial institution and (ii) represents and warrants, in writing, to such Lender for the benefit of the Lenders and the Lessee that no part of the funds used by it to acquire an interest in the Notes constitutes assets of any Employee Benefit Plan or its related trust. Any such transferor Lender shall require any transferee of its interest in the Notes to make the representations and warranties set forth in the preceding sentence, in writing, to such Person for its benefit and the benefit of the Lenders and the Lessee. In the event of any such sale by a Lender of a participating interest to a Participating Entity such Lender's obligations under this Agreement and under the other Operative Documents shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Agreement and under the other Operative Documents, and the Trustee, the Agent and, except as set forth in Section 6.3(b), the Lessee shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and under the other Operative Documents, and such Lender shall retain the sole right to enforce the obligations of the Lessee and the Guarantor under the Operative Documents and to approve any amendment, modification or waiver of any provision of any Operative Document. Any Lender selling a participation shall give notice thereof to the Lessee and the Parent within ten (10) Business Days after such sale.

          (b) Transferee Indemnities. Each Participating Entity shall be entitled to the benefits of Sections 2.9, 2.10, 2.11 and 2.12 of the Loan Agreement and Articles VII and VIII with respect to its participation in the Notes and Advances outstanding from time to time; provided, that no Participating Entity in respect of its participation shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation in the Notes transferred by such transferor Lender to such Participating Entity had no such transfer of a participation occurred.

     SECTION 6.4. Required Transfers. If at any time during the Lease Term any Lender shall request from the Trustee or the Lessee reimbursement for any costs pursuant to Section 2.09, 2.10 or 2.11 of the Loan Agreement (which cost Lessee is obligated to pay as Supplemental Rent under Section 3.2 of the Lease), such Lender shall, upon request of the Lessee or the Agent, attempt in good faith to promptly sell to a Person who would qualify under Section 6.3(a) the Notes held by such Lender, the Commitment of such Lender and any other interests of such Lender hereunder and under the other Operative Documents, in accordance with this Section 6.4, in exchange for an amount equal to the outstanding principal amount of such Lender's Notes together with all interest accrued thereon and unpaid to the date of such purchase and all other amounts then due and payable hereunder or under the other Operative Documents to such Lender (including any requested reimbursement amounts).


                                ARTICLE VII

                             GENERAL INDEMNITY

     SECTION 7.1. General Indemnification. Lessee and the Parent agree, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee on an After-Tax Basis from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Lease Termination Date, in any way relating to or arising out of
(a) any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof; or (b) the Resort or any part thereof or interest therein; or (c) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including any transfer pursuant to Section 5.2 of the Lease or any sale pursuant to Section 5.1 of the Lease), return or other disposition of all or any part of any interest in the Equipment or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, and (iii) any Claim for patent, trademark or copyright infringement; or (d) any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law arising out of or in any way relating to the Resort or any part thereof or interest therein; (e) the offer, issuance, sale or delivery of the Notes; (f) the breach or alleged breach by the Lessee of any representation or warranty made by it or deemed made by it in any Operative Document; (g) the transactions contemplated hereby or by any other Operative Document (except for any violation of Section 4.2(c)), in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in
Section 4975(c) of the Code or (h) any other agreement entered into or assumed by the Lessee in connection with the Equipment; provided, however, that neither Parent not Lessee shall be required to indemnify under this Section 7.1 for any of the following: (1) as to an Indemnitee, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee or, if such Indemnitee is the Trust Company, ordinary negligence for the handling of funds (other than willful misconduct or gross negligence imputed to such Indemnitee by reason of its participation in the transactions contemplated hereby) or the breach by such Indemnitee of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) as to an Indemnitee, any Claim resulting from a transfer by such Indemnitee of all or any part of its interest in the Lease, the other Operative Documents or the Equipment, other than any such transfer either required by the Lease (including a transfer as a result of a Casualty or a transfer pursuant to Section 5.1 or 5.2 of the Lease) or any other Operative Document or while a Lease Event of Default shall have occurred and be continuing, (3) any Claims in respect of Taxes (such Claims to be subject to Article VIII, other than a payment necessary to make payments under this Section 7.1 on an After-Tax Basis, provided, that this exclusion does not apply to any taxes or penalties included in Claims against which the Indemnitee is provided an indemnification under subsection (f) of this Section
7.1 and (4) as to an Indemnitee, any Claim resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents. Lessee shall be entitled to credit against any payments due under this Section
7.1 any insurance recoveries received by an Indemnitee in respect of the related Claim under or from insurance paid for by the Lessee or assigned to the Trustee by the Lessee.

     If the Lessee shall obtain actual knowledge of any Claim indemnified against under this Section 7.1, the Lessee shall give prompt notice thereof to the appropriate Indemnitee or Indemnitees, and if any Indemnitee shall obtain actual knowledge of any Claim indemnified under this Section 7.1, such Indemnitee shall give prompt notice thereof to the Lessee, provided that failure to so notify the Lessee shall release the Lessee from its obligations to indemnify hereunder only if and to the extent that such failure results in a forfeiture by the Lessee of substantive rights and defenses. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of this
Section 7.1, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is reasonably available to such Indemnitee to substantiate properly the requested payment.

     In case any action, suit or proceeding shall be brought against any Indemnitee for which the Indemnitee is indemnified under this Section 7.1, such Indemnitee shall notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding; and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x)(i) such action, suit or proceeding involves any risk of imposition of criminal liability or (ii) such action, suit or proceeding involves any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Equipment, the Trust Estate or any part thereof, unless, in the case of this clause (x)(ii), the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve a bona fide conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified Claim(s), (C) a Default or a Lease Event of Default has occurred and is continuing or (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the transactions contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Indemnitee notwithstanding indemnification by the Lessee. Indemnitee, on the one hand, and Lessee and Parent, on the other hand, may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by each other in accordance with the foregoing.

     Each Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 7.1. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.1 the prior written consent of the Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Section 7.1 with respect to such Claim. In addition, if an Indemnitee, in violation of Lessee's right to assume and control the defense of any Claim, refuses to permit Lessee to control the defense, such Indemnitee waives its right to be indemnified under Section 7.1 with respect to such Claim.

     Upon payment in full of any Claim by the Lessee pursuant to this Section
7.1 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

     Any amount payable to an Indemnitee pursuant to this Section 7.1 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the Lessee's expense.


                               ARTICLE VIII

                           GENERAL TAX INDEMNITY

     SECTION 8.1. General Tax Indemnity. Except as otherwise provided in this
Section 8.1, the Lessee shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Indemnitee harmless from and against, any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross, whether domestic or foreign), gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax") imposed on or with respect to any Indemnitee, the Equipment or any portion thereof, any Operative Document or the Lessee or any sublessee or user of the Equipment, by any foreign authority, the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale, return or other application or disposition of all or any part of the Equipment or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Rent or the receipts or earnings arising from or received with respect to the Equipment or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes, or any other Operative Documents, the property or the income or other proceeds with respect to the property held in the Trust Estate, (iv) the Equipment or any part thereof or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents; provided, that the Lessee's indemnification obligation hereunder in respect of any Tax shall be net of any foreign, federal,state or local income tax benefits which are recognized by the relevant Tax Indemnitee as a result of the imposition of such Tax).

     SECTION 8.2. Exclusions from General Tax Indemnity. Section 8.1 shall not apply to:

          (a) Taxes on, based on, or measured by or with respect to the net income of an Indemnitee (including minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, rental (other than Taxes imposed on net rental income) or property Taxes, (B) withholding Taxes imposed by the United States or Nevada (I) on payments with respect to the Notes, or (II) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Notes and
     (C) any such Taxes imposed on such Indemnitee by any state (other than Nevada) or local taxing authority in such state to the extent such Taxes are imposed as a result of the Lessee moving the Equipment or any part thereof to such state;

          (b) Taxes that are based on, measured by or imposed with respect to the fees or other compensation received by a Person acting as Trustee or Agent (in their respective individual capacities) or any Affiliate of any thereof for acting as trustees under the Trust Agreement or the Loan Agreement, respectively;

          (c) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earliest of (A) the expiration of the Lease Term with respect to the Equipment and, if the Equipment is required to be returned to the Trustee in accordance with the Lease, such return and (B) the discharge in full of the Lessee's obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to the Equipment and all other amounts due under the Lease and other Operative Documents, unless such Taxes (and interest, penalties and late charges related thereto) relate to acts, events or matters occurring prior to the earliest of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge; or

          (d) Taxes imposed on an Indemnitee that result from any voluntary sale, assignment, transfer or other disposition by such Indemnitee or any related Indemnitee of any interest in the Equipment or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents or any Notes, or from any sale, assignment, transfer or other disposition of any interest in such Indemnitee or any related Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the Equipment by Lessee shall not be treated as a voluntary action of any Tax Indemnitee, (B) any sale or transfer resulting from the exercise by Lessee of any early termination option, (C) any transfer under
     Section 5.2 of the Lease and (D) any sale or transfer while a Lease Event of Default shall have occurred and be continuing under the Lease.

     SECTION 8.3. Contests. If any Claim shall be made against any Indemnitee or if any proceeding shall be commenced against any Indemnitee (including a written notice of such proceeding) for any Taxes as to which Lessee may have an indemnity obligation pursuant to Section 8.2, or if any Indemnitee shall determine that any Taxes as to which Lessee may have an indemnity obligation pursuant to Section 8.2 may be payable, such Indemnitee shall promptly notify Lessee. Lessee shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Lessee desires to, assume and control the defense thereof; provided, however, that Lessee shall have acknowledged in writing its obligation to indemnify fully such Indemnitee in respect of such action, suit or proceeding; and, provided, further, that Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that (A) Lessee is not able to provide such Indemnitee with a legal opinion of counsel reasonably acceptable to such Indemnitee that such action, suit or proceeding does not involve (x) a risk of imposition of criminal liability or (y) any material risk of material civil liability on such Indemnitee and will not involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Equipment, the Trust Estate or any part thereof, unless, in the case of this clause (y), Lessee contemporaneously with such opinion shall have posted a bond or other security satisfactory to the relevant Indemnitee in respect to such risk, (B) the control of such action, suit or proceeding would involve a bona fide conflict of interest, (C) such proceeding involves Claims not fully indemnified by Lessee which Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), (D) a Lease Event of Default has occurred and is continuing or (E) such action, suit or proceeding involves matters which extend beyond or are unrelated to the transaction contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Indemnitee notwithstanding indemnification by Lessee. Indemnitee, on the one hand, and Lessee and Parent, on the other hand, may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by each other in accordance with the foregoing.

     Each Indemnitee shall at Lessee's expense supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 8.3. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 8.3 without the prior written consent of Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under this Section 8.3 with respect to such Claim. In addition, if an Indemnitee, in violation of Lessee's right to assume and control the defense of any Claim, refuses to permit Lessee to control the defense, such Indemnitee waives its right to be indemnified under Section 8.1 with respect to such Claim.

     Notwithstanding anything contained herein to the contrary, an Indemnitee will not be required to contest (and Lessee shall not be permitted to contest)
(a) a Claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 8.3 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded or otherwise adversely affected as a result of such waiver) and (b) any Claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely. Each Indemnitee and Lessee shall consult in good faith with each other concerning each step and decision regarding the conduct of such contest controlled by either, including the forum in which the claim is most likely to be favorably resolved.

     SECTION 8.4. Payments. Any Tax indemnifiable under this Article VIII shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to Section 8.1 shall be paid within thirty days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to
Section 8.1 directly to the Indemnitee entitled thereto or Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Agreement. Upon the request of any Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

     SECTION 8.5. Reports. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under this
Article VIII, Lessee shall, if Lessee is permitted by Applicable Laws, timely prepare and file such report, return or statement; provided, however, that if Lessee is not permitted by Applicable Laws to file any such report Lessee will promptly so notify the appropriate Indemnitee, in which case the Indemnitee will file any such report after preparation thereof by Lessee.

     SECTION 8.6. Withholding Tax Exemption. At least ten Business Days prior to the first date on which any payment is due under any Note for the account of any Lender, which is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees that it will have delivered to each of the Lessee, the Trustee and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes in accordance with Section 7.10 of the Loan Agreement.


                                ARTICLE IX

                               MISCELLANEOUS

     SECTION 9.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, the transfer of the Equipment to or by the Trustee as provided herein or in any other Operative Documents, any disposition of any interest of the Trustee in the Equipment, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

     SECTION 9.2. No Broker, etc. Except for the Lessee's engagement of BA Leasing & Capital Corporation as Arranger in connection with the transactions contemplated hereby, none of the Lenders has retained or employed any broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor authorized any broker, finder or financial advisor retained or employed by any other Person so to act, nor incurred any fees or commissions to which Trustee or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Agreement. BA Leasing & Capital Corporation's sole compensation for acting hereunder other than as a Lender is the receipt of the amounts provided for in the Operative Documents and in the Arranger Fee Letter. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

     SECTION 9.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the fourth Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided in Schedule III, or to such other address as any of the parties hereto may designate by written notice.

     SECTION 9.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

     SECTION 9.5. Amendments. Neither this Agreement nor any of the other Operative Documents nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and consented to by the Required Lenders; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Trustee, the Lessee and the Agent. Trustee and the Lessee shall not be permitted to amend, modify or supplement the Lease without the written consent of the Required Lenders; provided, that without the prior written consent of each Lender, the Trustee shall not:

          (a) modify any of the provisions of this Section 9.5, change the definition of "Required Lenders", or modify or waive any provision of any Operative Document requiring action by any of the foregoing, or release any Collateral (except as otherwise specifically provided in any Operative Document);

          (b) reduce the amount or change the time of payment of any amount of principal owing or payable under any Note or interest owing or payable on any Note, reduce the amount or change the time of payment of any fee, or modify any of the provisions of Section 2.2 of the Trust Agreement;

          (c) modify, amend, waive or supplement any of the provisions of Sections 3.1, 3.2, 3.4, 4, 5.1, 5.2, Article VII and Article X of the Lease;

          (d) reduce, modify, amend or waive any indemnities in favor of any Lender;

          (e) reduce the amount or change the time of payment of Rent or the Lease Balance, or reduce the amount or change the time of payment of any such payment under any Guaranty with respect to any such payment;

          (f) consent to any assignment of Lease releasing Lessee from its obligations to pay Rent or the Lease Balance or changing the absolute and unconditional character of such obligations;

          (g) modify, amend, waive or supplement the Guaranty, or consent to any amendment thereof or release any of the guarantees of any Guarantor; or

          (h) permit the creation of any Lien on the Trust Estate or any part thereof except as contemplated by the Operative Documents, or deprive any Lender of the benefit of the security interest and Lien secured by the Trust Estate.

     SECTION 9.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     SECTION 9.7. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE. EXCEPT TO THE EXTENT THAT THE EXERCISE OF CERTAIN RIGHTS OR REMEDIES HEREUNDER OR UNDER THE OTHER OPERATIVE DOCUMENTS MAY REQUIRE COMPLIANCE WITH THE GAMING LAWS.

     SECTION 9.8. Transaction Costs. Lessee shall pay all Transaction Costs whether or not the transactions contemplated hereby are consummated. In addition, the Lessee agrees to pay or reimburse the Indemnitees on demand for all other out-of-pocket costs and expenses, including attorneys' fees (and the reasonable charges of in-house counsel of Arranger), reasonably incurred in connection with: (a) entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Documents; (b) any Casualty or termination of the Lease or any other Operative Documents; (c) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (d) the enforcement or attempted enforcement, or preservation of any rights or remedies under the Operative Documents; and (e) any transfer by an Indemnitee of any interest in the Loan or the Notes during the continuance of an Event of Default.

     SECTION 9.9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 9.10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 9.11. Final Agreement. THIS AGREEMENT, TOGETHER WITH THE OPERATIVE DOCUMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND THE OTHER OPERATIVE DOCUMENTS. THIS AGREEMENT CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 9.12. No Third-Party Beneficiaries. Nothing in this Agreement or the other Operative Documents shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lessee, and Parent), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

     SECTION 9.13. Release of Lien. Each Lender hereby instructs the Trustee to release, and Agent shall also release, the Liens created by the Lease and Security Documents, respectively, against the Equipment promptly upon Lessee's payment in full in immediately available funds of the Lease Balance and of all other amounts then due and owing under the Operative Documents.

     Each Lender, at the expense of the Lessee, will promptly and duly execute and deliver all documents and take such further action as may be necessary to release, in accordance with the preceding paragraph, the Liens, including if requested by Lessee the recording or filing of any document evidencing the release of such Liens in accordance with the laws of the appropriate jurisdictions.

     SECTION 9.14. Reproduction of Documents. This Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by Lessor in connection with Lessor's receipt and/or acquisition of the Equipment; and (c) financial statements, certificates, and other information previously or hereafter furnished to Lessor may be reproduced by Lessor by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the Lenders agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Lessor in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence; provided, however, that no such reproduction shall be presented or accepted in lieu of the original of such reproduction for purposes of Article 9 of the U.C.C. or any other applicable laws regarding chattel paper.

     SECTION 9.15. Submission to Jurisdiction. Lessor may bring suit to enforce any claim arising out of the Operative Documents in any state or Federal court located in New York, New York having subject matter jurisdiction, and with respect to any such claim. Each of Lessee and each Guarantor hereby irrevocably:
(a) submits to the jurisdiction of such courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Lessee or any Guarantor at their respective addresses specified in this Agreement, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Each of Lessee and any Guarantor irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in New York, New York, including any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that any of Lessee or any Guarantor is not subject to personal jurisdiction or service of process in such forum. Nothing herein contained shall preclude any Lender from bringing an action or proceeding in respect hereof in any other state or federal court within the United States having subject matter jurisdiction with respect to such action and personal jurisdiction over the parties to such action. Lessee and each Guarantor agree that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     SECTION 9.16. Jury Trial. LESSEE AND EACH GUARANTOR WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     SECTION 9.17. Payments Set Aside. To the extent that Lessee makes a payment to Trustee, Agent or the Lenders, or Trustee, Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency of Lessee, any Guarantor or any Subsidiary that is a sublessee, assignee or transferee of any Equipment or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Agent upon demand its pro rata share of any amount so recovered for distribution by Agent in accordance with the Loan Agreement.

     SECTION 9.18. Trust Agreement. The provisions of Section 5.1 of the Trust Agreement limiting the reimbursement and indemnification obligations of the Lenders are incorporated by reference into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                              STRATOSPHERE GAMING CORP.,
                              as Lessee


                              By: /s/ Thomas A. Lettero
                              Name: Thomas A. Lettero
                              Title: Vice President-Administration/
                                     Chief Financial Officer


                              STRATOSPHERE CORPORATION,
                              as Guarantor


                              By: /s/ Thomas A. Lettero
                              Name: Thomas A. Lettero
                              Title: Vice President-Administration/
                                     Chief Financial Officer





                              FIRST SECURITY TRUST COMPANY OF NEVADA, not in its individual capacity except as expressly stated herein, but solely as Lessor and Trustee


                              By: /s/ Greg A. Hawley
                              Name: Greg A. Hawley
                              Title: Trust Officer






                              BA LEASING & CAPITAL CORPORATION, not in its individual capacity as expressly stated herein, but solely as Agent and as Lender


                              By: /s/ Sara Fitch
                              Name: Sara Fitch
                              Title: Vice President





                              BANK OF SCOTLAND, as Co-Agent and as Lender


                              By: /s/ Catherine M. Oniffrey
                                 Name: Catherine M. Oniffrey
                                 Title: Vice President






                              FIRST INTERSTATE BANK OF NEVADA, as Co-Agent and as Lender


                              By: /s/ Steve Byrne
                                 Name: Steve Byrne
                                 Title: Vice President






                              SOCIETE GENERALE, as Co-Agent and as Lender


                              By: /s/ Donald L. Schubert
                                 Name: Donald L. Schubert
                                 Title: Vice President






                              CREDIT LYONNAIS, LOS ANGELES BRANCH, as Lead
                              Manager and as Lender


                              By: /s/ Thierry Vincent
                                 Name: Thierry Vincent
                                 Title: Vice President






                              THE CIT GROUP/EQUIPMENT FINANCING, INC., as Lender


                              By: /s/ John H. Beville
                                 Name: John H. Beville
                                 Title: Senior Vice President






                              UNITED STATES NATIONAL BANK OF OREGON,
                              as Lender


                              By: /s/ Dale Parshall
                                 Name: Dale Parshall
                                 Title: Assistant Vice President






                              BANK OF BOSTON, as Lender


                              By: /s/ David B. Herter
                                 Name: David B. Herter
                                 Title: Director






                              IMPERIAL BANK, as Lender


                              By: /s/ Steven K. Johnson
                                 Name: Steven K. Johnson
                                 Title: Senior Vice President





                              TRUSTMARK NATIONAL BANK, as Lender


                              By: /s/ John W. Ray, Jr.
                                 Name: John W. Ray, Jr.
                                 Title: Vice President






                              FIRST SECURITY BANK OF UTAH, N.A., as Lender


                              By: /s/ David P. Williams
                                 Name: David P. Williams
                                 Title: Vice President